Exhibit 5.1

Squire Patton Boggs (US) LLP 1000 Key Tower 127 Public Square Cleveland, Ohio 44114 O +1 216 479 8500 F +1 216 479 8780 squirepattonboggs.com

June 22, 2026

ICF International, Inc.

1902 Reston Metro Plaza

Reston, Virginia 20190

Re:	Registration Statement on Form S-8

Ladies and Gentlemen,

We have acted as counsel to ICF International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”), relating to the registration of 1,321,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) authorized for issuance pursuant to the ICF International, Inc. 2026 Omnibus Incentive Plan (the “Incentive Plan”).

As such counsel and for purposes of our opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Incentive Plan and other such documents, resolutions, certificates, and instruments of the Company and corporate records furnished to us by the Company, certificates of public officials, statutes, records, and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition to the foregoing, we have made such investigations of law and fact as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates, and other documents submitted to us, (ii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates, and other documents submitted to us, (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates, and other documents submitted to us as originals, (iv) that all agreements, instruments, corporate records, certificates, and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic, or other copies conform to authentic originals thereof, and that such originals are authentic and complete, (v) the due authorization, execution, and delivery of all agreements, instruments, certificates, and other documents by all parties thereto (other than the Company), (vi) that the statements contained in the certificates and comparable documents of public officials, officers, and representatives of the Company and other persons on which we have relied for the purposes of this opinion set forth below are true and correct, (vii) that the officers and directors of the Company have properly exercised their fiduciary duties, and (viii) that the consideration received by the Company for each Share will be in an amount not less than the par value of such Share. As to all questions of fact material to the opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon representations and certificates or comparable documents of officers and representatives of the Company.

ICF International, Inc. June 22, 2026 Page 2	Squire Patton Boggs (US) LLP

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications, and exceptions set forth herein, we are of the opinion that the Shares pursuant to the Incentive Plan have been duly authorized by the Company and, when issued or sold in accordance with the Registration Statement and in accordance with the Incentive Plan, will be validly issued, fully paid, and nonassessable.

Without limiting any of the other limitations, exceptions, and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect as of the date of this letter, the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ SQUIRE PATTON BOGGS (US) LLP